SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BNS CO

                    GAMCO INVESTORS, INC.
                                10/02/01            2,700             2.5000
                                 9/24/01            1,300             3.1500
                                 9/24/01            1,500             3.0333
                                 9/04/01            3,500             3.2286
                                 8/29/01            1,000             3.3500
                                 8/27/01            8,000             3.5000
                    GABELLI ASSOCIATES LTD
                                10/01/01           52,180             2.5000
                    GABELLI ASSOCIATES FUND
                                10/01/01           52,180-            2.5000
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                10/11/01           15,000             2.1500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.